Exhibit 99.1

Valaris Limited Announces Pricing of $700 Million Upsized Private Placement of 8.375% Senior Secured Second Lien Notes Due 2030 and Entry into $375 Million Revolving Credit Facility

Hamilton, Bermuda, April 4, 2023… Valaris Limited (NYSE: VAL) (“Valaris”) and its wholly-owned subsidiary, Valaris Finance Company LLC, announced today the pricing of their private placement (the “Offering”) under Rule 144A and Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), of $700 million in aggregate principal amount of 8.375% Senior Secured Second Lien Notes due 2030 (the “Second Lien Notes”). The Offering was upsized to $700 million in aggregate principal amount of Second Lien Notes from the original offering size of $600 million in aggregate principal amount of Second Lien Notes. The Second Lien Notes mature on April 30, 2030 and will be issued at par. The Offering is expected to close on April 19, 2023, subject to customary closing conditions.

Valaris intends to use the net proceeds from the Offering to fund the previously announced redemption of all of its outstanding Senior Secured First Lien Notes due 2028 (the “First Lien Notes”), subject to the completion of the Offering, and for general corporate purposes.

The securities to be offered and sold have not been registered under the Securities Act, or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Valaris plans to offer and sell the securities only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act.

As previously announced, on April 3, 2023, Valaris entered into a senior secured five-year credit agreement (the “Credit Agreement”), which provides for commitments permitting borrowings of up to $375 million. The Credit Agreement will be (i) guaranteed by the same subsidiaries that guarantee the Second Lien Notes and by Valaris Finance Company LLC and (ii) secured on a first lien basis by the same assets that secure the Second Lien Notes. The commitments under the Credit Agreement will become available to be borrowed upon the satisfaction of various conditions, including the consummation of the Offering and the redemption or discharge of all of the First Lien Notes. The Offering is cross-conditioned upon the occurrence of such availability substantially concurrently with the closing.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Valaris Limited

Valaris Limited (NYSE: VAL) is the industry leader in offshore drilling services across all water depths and geographies. Operating a high-quality rig fleet of ultra-deepwater drillships, versatile semisubmersibles, and modern shallow-water jackups, Valaris has experience operating in nearly every major offshore basin. Valaris maintains an unwavering commitment to safety, operational excellence, and customer satisfaction, with a focus on technology and innovation. Valaris Limited is a Bermuda exempted company.

Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “likely,” “plan,” “project,” “could,” “may,” “might,” “should,” “will” and similar words and specifically include statements regarding the Offering and the use of proceeds therefrom, the conditional redemption of the First Lien Notes and the Credit Agreement. The forward-looking statements contained in this press release are subject to numerous risks, uncertainties and assumptions that may cause actual results to vary materially from those indicated. For additional information regarding known material risks, you should also carefully read and consider Valaris’ most recent annual report on Form 10-K, which is available on the Securities and Exchange Commission’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of the particular statement, and Valaris undertakes no obligation to update or revise any forward-looking statements, except as required by law.

Investor & Media Contacts:	Darin Gibbins Vice President – Investor Relations and Treasurer +1-713-979-4623
Tim Richardson Director – Investor Relations +1-713-979-4619

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